Exhibit 99

ROCKWELL AUTOMATION, INC.
RESOLUTION OF THE BOARD OF DIRECTORS
ADOPTED ON JANUARY 14, 2004

        RESOLVED, that Section 5(a) of the Rockwell Automation, Inc. 2000 Long-Term Incentives Plan, as amended, is hereby further amended to read in its entirety as follows:

    “5(a).   Subject to the adjustment provisions of Section 9, the number of shares of Stock which may be delivered upon exercise of Options or upon grant or in payment of other Awards under the Plan shall not exceed 24 million, and the number of those shares which may be delivered upon grant or in payment of all Awards other than options and SARs shall not exceed 4 million. In addition, (i) no more than 4 million shares of Stock shall be granted in the form of Restricted Stock; (ii) Stock Purchase Awards shall be granted with respect to no more than 4 million shares of Stock; and (iii) SARs shall be granted with respect to no more than 100,000 shares of Stock. For purposes of applying the limitations provided in this Section 5(a), all shares of Stock with respect to the unexercised, undistributed or unearned portion of any terminated or forfeited Award shall be available for further Awards.”